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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): APRIL 16, 2002




                             VIASYSTEMS GROUP, INC.
               (Exact name of Registrant as specified in charter)




         DELAWARE                     001-15755               75-2668620
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
     of incorporation)                                     identification no.)





                              101 SOUTH HANLEY ROAD
                            ST. LOUIS, MISSOURI 63105
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (314) 727-2087


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ITEM 5.  OTHER EVENTS.

         On April 16, 2002, Viasystems Group, Inc. (the "Registrant") was advised by the New York Stock Exchange (the "Exchange") that due to noncompliance with the minimum share price and total market capitalization continued listing standards of the Exchange, the Exchange would suspend trading of the Registrant's common stock prior to the opening of business on Thursday, April 18, 2002 and initiate procedures to delist the common stock.

         As of April 22, 2002, the OTC Bulletin Board ("OTCBB") began quoting and trading the Registrant's common stock under the symbol "VSGI." The OTCBB is a regulated quotation service that displays real time quotes, last sale prices and volume information in over-the-counter equity securities. An over-the-counter equity security generally is any equity security that is not listed or traded on the NASDAQ stock market or a national securities exchange. Over-the-counter equity securities are traded on the OTCBB by a community of registered market makers that enter quotes through a computer network.

         Investors should be aware that trading in the Registrant's common stock through market makers and quotation on the OTCBB entails risk. For example, market makers may not be able to execute trades as quickly as when the stock was traded on the Exchange. Investors are urged to contact their broker for further information about executing trades on the OTCBB.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIASYSTEMS GROUP, INC.



Dated:  April 23, 2002                  By:  /s/  Joseph S. Catanzaro
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                                             Joseph S. Catanzaro
                                             Senior Vice President and
                                             Chief Financial Officer